UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2004

Moscow CableCom Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1460	06-0659863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, Suite 1203 New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 826-8942
(Registrant's telephone number, including area code)

Moscow CableCom Corp. (the "Company") filed a Form 8-K on February 27, 2004 with regard to the acquisition of 100% of the equity of ZAO COMCOR-TV ("CCTV") and ABC Moscow Broadband Communication Limited ("MBC") without the financial information required by Item 7 of Form 8-K.  Accordingly, the Company is filing this Form 8-K/A to include that financial information.

Prior to February 24, 2004, the Company had a 25% equity interest in MBC and had invested $3.5 million into CCTV pursuant to agreements entered into which led to the Company's acquisition of CCTV.

Item 7.  Financial Statements, Pro forma Financial Information and Exhibits

(a)      Financial Statements of Businesses Acquired.

The balance sheets of MBC and of CCTV as of December 31, 2002 and 2001, and each of their related statements of income, stockholders' equity and cash flow for each of the three years in the period ended December 31, 2002 are incorporated herein by reference from the Company's Form 10-K for the year ended February 28, 2003 which was filed on May 29, 2003 (Commission File No. 0-01460).

The following presents the unaudited interim financial statements for each of MBC and CCTV as of and for the three and nine months ended September 30, 2003:

ABC Moscow Broadband Communication Limited
Condensed Balance Sheets
(in thousands, except share data)

	September 30, 2003 (unaudited)	December 31, 2002
Assets
Current assets
Cash and cash equivalents	$ 304	$ 557

Total current assets	304	557

Investment in COMCOR-TV	6,316	8,036
Notes and accounts receivable from COMCOR-TV	828	819
Investment in Institute for Automated Systems	48	48

Total assets	$ 7,496	$ 9,460

Liabilities and Shareholders' Equity
Accounts payable	$ 2	$ 30
Accrued expenses	38	22

Total liabilities	40	52

Commitments and contingencies

Shareholders' equity
Common stock, Series A, 1 Cyprus Pound (US $2.20) par value; 1,000 shares authorized, issued and outstanding	2	2
Common stock, Series B, $1,000 par value; 19,000 shares authorized, issued and outstanding	19,000	19,000
Additional paid-in capital	1,409	1,409
Accumulated deficit	(12,955)	(11,003)

Total shareholders' equity	7,456	9,408

Total liabilities and shareholders' equity	$ 7,496	$ 9,460

The accompanying notes are an integral part of these condensed financial statements.

ABC Moscow Broadband Communication Limited
Condensed Statements of Operations
For the Nine Months Ended September 30, 2003 and 2002
(in thousands)
(unaudited)

	Nine Months Ended
	2003	2002

Interest income	$ 13	$ 63

Expenses
Salaries	212	198
Legal and consulting	18	178
Travel and other	15	27

Total operating expenses	245	403

Net loss before equity in losses of unconsolidated subsidiary	(232)	(340)

Equity in losses of COMCOR-TV	(1,720)	(1,707)

Net loss	$ (1,952)	$ (2,047)

 The accompanying notes are an integral part of these condensed financial statements.

ABC Moscow Broadband Communication Limited
Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2003 and 2002
(In thousands)

	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002

Cash flows from operating activities
Net loss	$ (1,952)	$ (2,047)
Equity in losses of ComCor-TV	1,720	1,707
Change in prepaid expenses and other current assets	(9)	7
Change in accounts payable and accrued liabilities	(12)	(91)

Net cash used in operating activities	(253)	(424)

Cash flow from investing activities
Purchase of investment in ComCor-TV	-	(5,000)
Notes receivable from ComCor-TV	-	2,160

Net cash used in investing activities	-	(2,840)

Net (decrease) increase in cash	(253)	(3,264)

Cash at beginning of period	557	4,344

Cash at end of period	$ 304	$ 1,080

 The accompanying notes are in integral part of these condensed financial statements.

ABC Moscow Broadband Communication Limited
Notes to Condensed Financial Statements
September 30, 2003
(Unaudited)

Note 1 - Accounting Policies

The accompanying unaudited interim financial statements and related notes should be read in conjunction with the audited financial statements of ABC Moscow Broadband Communication Limited ("MBC") and related notes as contained in the Annual Report on Form 10-K of Moscow CableCom Corp. (formerly known as Andersen Group, Inc.) ("MOCC") for the fiscal year ended February 28, 2003.  The interim financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair presentation of such statements.

In February 2004, MOCC acquired all the outstanding shares of MBC's stock that it had not previously owned as part of its acquisition of 100% of the equity of ZAO COMCOR-TV ("CCTV").

Note 2 - Investment in CCTV

Since April 2000, MBC has recorded its 50% equity interest in CCTV's results of operations because of its shared ownership and voting arrangements with Moscow Telecommunications Corporation ("COMCOR").  During the period of time in which MOCC had agreements to acquire COMCOR's ownership interest in CCTV, various contributions to CCTV's capital were made by COMCOR, MBC and MOCC.  MBC continued its 50% equity interest as a result of the continuation of shared voting arrangements.

During the three and nine months ended September 30, 2003, MBC recorded $574,000 and $1,720,000 as its equity interest in CCTV's losses.  CCTV's unaudited condensed financial statements are included in this filing.

During the three and nine months ended September 30, 2003, MBC recognized $3,000 and $9,000, respectively of interest income from a $550,000 note receivable from CCTV which carries interest at LIBOR +1%.

Closed Joint Stock Company "ComCor-TV"
Consolidated Condensed Balance Sheets
(In thousands of US Dollars, except per share information)

	September 30, 2003 (unaudited)	December 31, 2002
ASSETS

Current assets
Cash and cash equivalents	$ 1,144	$ 91
Trade accounts receivable	106	60
Inventories	3,003	3,768
Prepaid expenses	490	605
Taxes recoverable	1,290	1,154
Other current assets	509	336
Total current assets	6,542	6,014

Non-current assets
Property, plant and equipment, net	14,583	13,374
Advances for network construction and design	914	915
Intangible assets, net	7,112	7,916
Investment in Institute for Automated Systems	6,040	6,291
Total non-current assets	28,649	28,496

Total assets	$ 35,191	$ 34,510

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payables	$ 269	$ 299
Accounts payable to a related party	1,849	1,343
Loan from related party	561	552
Accrued expenses	641	610
Other current liabilities	637	320
Total current liabilities	3,957	3,124
Deferred tax liability	1,606	1,816
Total liabilities	5,563	4,940
Commitments and contingent liabilities
Minority interest	26	28
Shareholders' equity
Preferred stock	3	3
Ordinary shares	42	40
Additional paid-in capital	45,805	45,307
Accumulated deficit	(16,248)	(12,808)
Total shareholders' equity	29,602	29,542

Total liabilities and shareholders' equity	$ 35,191	$ 34,510

The accompanying notes are an integral part of these condensed financial statements.

Closed Joint Stock Company "ComCor-TV" Consolidated Condensed Statement of Operations Nine Months Ended September 30, 2003 and September 30, 2002 (In thousands of US Dollars) (Unaudited)
	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002
Revenues
Subscription fees	$ 1,781	$ 930
Connection fees and equipment sales and other	628	378

Total revenue	2,409	1,308
Cost of revenue
Cost of CATV and Internet from related party	839	571
Equipment and connection costs	312	358
Depreciation and amortization of intangibles	1,389	938
Other	960	802

Total cost of revenue	3,500	2,669

Gross margin	(1,091)	(1,361)
Operating expenses
Wages, salaries, benefits and payroll taxes	1,130	1,130
Depreciation of property, plant and equipment	253	262
General and administrative	855	733

Total operating expenses	2,238	2,125

Loss from operations	(3,329)	(3,486)
Equity in losses of unconsolidated subsidiary	(251)	(44)
Other expense, net	(69)	(75)

Loss before income taxes	(3,649)	(3,605)
Income tax benefit	209	193

Net loss	$ (3,440)	$ (3,412)

The accompanying notes are an integral part of these condensed financial statements.

Closed Joint Stock Company "ComCor-TV"
Consolidated Condensed Statement of Cash Flows
Nine Months Ended September 30, 2003 and September 30, 2002
(In thousands of US Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net loss	$ (3,440)	$ (3,412)
Equity in losses of unconsolidated subsidiary	251	44
Deferred tax (benefit)/provision	(210)	(193)
Depreciation and amortization	1,642	1,200
Changes in working capital assets and liabilities:
Decrease/(increase) in inventories	765	(517)
Decrease/(increase) in other current assets	(240)	(802)
Increase in accounts payable and accrued liabilities	831	920

Net cash used by operating activities	(401)	(2,760)

Cash flows from investing activities
Acquisition of property and equipment	(2,046)	(536)
Net cash used by investing activities	(2,046)	(536)

Cash flows from financing activities:
Capital contributions	3,500	5,000
Loan repayments	-	(2,610)

Net cash provided by financing activities	3,500	2,390

Net increase/(decrease) in cash and cash equivalents	1,053	(906)

Cash and cash equivalents at beginning of period	91	1,188

Cash and cash equivalents at end of period	$ 1,144	$ 282

The accompanying notes are an integral part of these condensed financial statements.

Closed Joint Stock Company "ComCor-TV"
Consolidated Condensed Statement of Shareholders' Equity
Nine Months Ended September 30, 2003 and September 30, 2002
(In thousands of US Dollars)
(Unaudited)

	Preferred Stock	Capital Stock	Additional paid in capital	Accumulated deficit	Total shareholder's (deficit)/equity
Balance at December 31, 2001	$ -	$ 34	$19,941	$ (7,950)	$12,025

Capital contributions	3	6	22,366	-	22,375
Net loss	-	-	-	(3,412)	(3,412)

Balance at September 30, 2002	$ 3	$ 40	$42,307	$(11,362)	$30,988

Balance at December 31, 2002	$ 3	$ 40	$42,307	$(12,808)	$29,542

Capital contributions	-	2	3,498	-	3,500
Net loss	-	-	-	(3,440)	3,440

Balance at September 30, 2003	$ 3	$ 42	$45,805	$(16,248)	$29,602

The accompanying notes are an integral part of these condensed financial statements.

Closed Joint Stock Company "COMCOR-TV"
Notes to Condensed Financial Statements
As of and for the interim periods ended September 30, 2003
(unaudited)

Note 1 - Nature of Operations and Basis of Presentation

Closed Joint Stock Company COMCOR-TV ("CCTV") is a company engaged in the provision of cable television services and high speed Internet access in Moscow, Russia under licenses for cable television broadcasting and data transmission services that are valid for up to 1,500,000 subscribers.   At September 30, 2003, CCTV had installed service capacity for up to 145,043 homes in Moscow.

At September 30, 2003, CCTV was owned by Joint Stock Company Moscow Telecommunications Corporation ("COMCOR"), ABC Moscow Broadband Communication Limited and Moscow CableCom Corp. (then known as Andersen Group, Inc.) ("MOCC").  In February 2004, MOCC acquired the equity of CCTV owned by COMCOR and it also acquired all the shares of MBC which it did not previously own to effect an acquisition of 100% of CCTV.  Prior to the acquisition, MOCC had a direct interest in CCTV from a $3.5 million investment made in May 2003 pursuant to the agreements leading to the acquisition, and indirectly through a 25% equity interest in MBC, which in turn had an approximately 50% equity interest in CCTV.

Note 2 - Related Party Transactions

CCTV receives signal delivery services and data network services from COMCOR.  In addition, CCTV paid COMCOR for Internet traffic up until March 2004.  During the three and nine months ended September 30, 2003, $257,000 and $844,000 of such expenses, respectively were charged to the income statement.  At September 30, 2003, the amount payable to COMCOR was approximately $1,833,000.

During the three and nine months ended September 30, 2003, CCTV accrued $3,000 and $9,000, respectively, of interest expense to MBC relating to a $550,000 loan which carries interest at LIBOR + 1%.

Note 3 - Investment in Institute for Automated Systems

At September 30, 2003, CCTV had a 41.7% equity interest in the Institute for Automated Systems (IAS).  CCTV adjusts the carrying value of this investment to reflect its equity interest in IAS's results of operations.  For the three and nine months ended September 30, 2003, CCTV recorded $167,000 and $251,000, respectively, as its equity in the losses of IAS.

At September 30, 2003, CCTV's investment in IAS was recorded at $6,040,000 and its proportionate share of IAS's equity was $3,150,000.  The difference is attributable to the fair market value of the contributions to CCTV of the IAS shares, as determined by COMCOR and MBC in the negotiations of contributions to CCTV's equity to maintain parity ownership.  The following presents the summarized financial condition of IAS as of September 30, 2003 and December 31, 2002 and the results of its operations for the nine months ended September 30, 2003 (in thousands):

Balance Sheet	September 30, 2003	December 31, 2002
Current assets	$ 1,688	$ 1,151
Noncurrent assets	8,760	9,596
Total assets	$ 10,448	$ 10,747
Liabilities and Shareholders' Equity
Current liabilities	$ 1,806	$ 1,566
Noncurrent liabilities	1,087	1,082
Total liabilities	2,893	2,648
Shareholders' equity	7,555	8,099

	$ 10,448	$ 10,747

Statement of Operations	Nine Months Ended September 30, 2003

Revenues	$ 4,039
Cost of revenues	(3,067)
Operating expense	(1,449)
Loss from operating expenses	(478)
Non operations	(133)
Income tax	(17)

Net loss	$ (628)

(b)     Pro forma Financial Information.

The accompanying unaudited pro forma consolidated condensed financial statements give effect to the acquisition by the Company of 100% of each of CCTV and MBC through the issuance of shares of the Company's Common Stock to Moscow Telecommunications Corporation ("COMCOR") and to the former stockholders of 75% of the shares of MBC which the Company had not previously owned.

The final purchase price allocation will be calculated based on the transaction value and the fair values of CCTV's and MBC's identifiable assets and liabilities at the date of closure.  Therefore, the actual goodwill amount, as well as other balance sheet items, could differ from the preliminary unaudited condensed pro forma consolidated financial statements presented herein, which in turn could affect items in the preliminary condensed pro forma consolidated statement of operations, such as intangible asset amortization and income taxes.

The accompanying unaudited pro forma condensed consolidated balance sheet as of November 30, 2003 and accompanying unaudited pro forma condensed consolidated statements of operations for the year ended February 28, 2003 and for the nine month period ended November 30, 2003 were prepared based on the Company's interpretation of guidance issued by the United States Securities and Exchange Commission (specifically Section 11.02 of Regulation S-X).   The unaudited pro forma condensed consolidated income statements for the year ended February 28, 2003 and for the nine month period ended November 30, 2003 give effect to the acquisitions as if the transactions had occurred on March 1, 2002.  The unaudited pro forma consolidated condensed balance sheet as of November 30, 2003 gives effect to the CCTV acquisition as if the transaction had occurred on November 30, 2003.

The Company has presented these unaudited pro forma consolidated condensed financial statements for illustrative purposes only.  The unaudited pro forma consolidated condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the acquisitions occurred on the dates indicated, nor are they necessarily indicative of future operating results or financial position.  The unaudited pro forma consolidated condensed financial statements are only a summary and should be read in conjunction with the historical consolidated financial statements and related notes of the Company, CCTV and MBC and other information included or incorporated by reference in this current report.

The estimated total purchase price of CCTV and MBC of approximately $32,226,000 million consists of approximately $27,243,000 in the Company's common stock, representing 6,470,879 shares which were issued or have been committed to be issued, the Company's $3,500,000 investment in CCTV, which was carried at cost, and the Company's $1,483,000 investment in MBC which was carried at its cost as adjusted for the Company's equity in MBC's losses.  The estimated value of the common stock  issued or committed to be issued in connection with the acquisition of CCTV and MBC was determined based on the average closing price of the Company's common stock for the four days for which there was trading during the period between May 22, 2003 and May 29, 2003 in accordance with the guidance set forth in Emerging Issues Task Force Technical Bulletin ("EITF") 99-12, "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination" ("EITF 99-12").

Attachment I

INDEX TO PRO FORMA FINANCIAL STATEMENTS

Moscow CableCom Corp.
Unaudited Pro Forma Consolidated Condensed Financial Information
As of and for the Nine Months Ended November 30, 2003 and for the Year Ended February 28, 2003

Unaudited Pro Forma Consolidated Condensed Financial Statements:

Unaudited Pro Forma Consolidated Condensed Balance Sheet as of November 30, 2003	14

Unaudited Pro Forma Consolidated Condensed Statements of Operations for the Nine Months Ended November 30, 2003	15

Unaudited Pro Forma Consolidated Condensed Statements of Operations for the Year Ended February 28, 2003	16

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements	17

Moscow CableCom Corp. Pro Forma Consolidated Condensed Balance Sheet As of November 30, 2003 (In thousands, except per share data) (Unaudited)
				Pro Forma Adjustments
	Moscow CableCom Corp.	Moscow Broadband	COMCOR -TV	COMCOR Investment in CCTV	Invest-ment in MBC	Invest-ment in CCTV	Elimi-nation Entries	Consoli-dating Entries	Pro Forma Consoli-dated Totals
	(Note A)	(Note A)	(Note A)	(Note B)	(Notes C and G)	(Notes D and G)	(Notes E and G)	(Notes F and G)
Cash and cash equivalents	$ 1,153	$ 304	$ 1,144	-	-	-	$ -	-	$ 2,601
Marketable securities	3,841	-	-	-	-	-	-	-	3,841
Accounts and other receivables	202	828	106	-	-	138	(1,104)	-	170
Inventories	-	-	3,003	-	-	-	-	-	3,003
Taxes recoverable	-	-	1,290	-	-	-	-	-	1,290
Prepaid expenses and other current assets	34	-	999	-	-	-	-	-	1,033
Total current assets	5,230	1,132	6,542	-	-	138	(1,104)	-	11,938
Property, plant and equipment, net	3,266	-	14,583	-	-	-	-	-	17,849
Advances for construction and design	-	-	914	-	-	-	-	-	914
Prepaid pension expense	4,717	-	-	-	-	-	-	-	4,717
Intangible assets, net			7,053					-	7,053
Goodwill	-	-	59	-	-	-	-	102	161
Investment in Moscow Broadband	1,483	-	-	-	9,473	-	-	(10,956)	-
Investment in COMCOR-TV	3,500	6,316		-	-	17,770	-	(27,586)	-
Investment in IAS	-	48	6,040	-	-	-	-	-	6,088
Other assets	297	-	-	-	-	-	-	-	297
Total assets	$ 18,493	$ 7,496	$ 35,191	$ -	$ 9,473	$ 17,908	$ (1,104)	$ (38,440)	$ 49,017
Current maturities of long-term debt	$ 598	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 598
Accounts payable	232	2	2,117	(1,380)	-	-	(543)	-	428
Accrued liabilities	700	38	1,160	-	-	-	-	-	1,898
Notes payable to related party	-	-	561	-	-	-	(561)	-	-
Deferred revenue	-	-	119	-	-	-	-	-	119
Deferred income taxes	538	-	-	-	-	-	-	-	538
Total current liabilities	2,068	40	3,957	(1,380)	-	-	(1,104)	-	3,581
Long-term debt, less current maturities	2,983	-	-	-	-	-	-	-	2,983
Other liabilities	456	-	26	-	-	-	-	-	482
Deferred income taxes	1,551	-	1,604	-	-	-	-	-	3,155
	7,058	40	5,587	(1,380)	-	-	(1,104)	-	10,201
Stockholders' equity
Cumulative convertible preferred Stock	3,497	-	3	-	-	-	-	(3)	3,497
Common stock	21	19,002	40	-	22	43	-	(19,042)	86
Additional paid-in capital	6,653	1,409	45,808	1,380	9,451	17,865	-	(48,597)	33,969
Retained earnings	1,264	(12,955)	(16,247)	-	-	-	-	29,202	1,264
Total equity	11,435	7,456	29,604	1,380	9,473	17,908	-	(38,440)	38,816
	$ 18,493	$ 7,496	$ 35,191	$ -	$ 9,473	$ 17,908	$ (1,104)	$ (38,440)	$ 49,017

Moscow CableCom Corp. Pro Forma Consolidated Condensed Statement of Operations For the Nine Months Ended November 30, 2003 (In thousands, except per share data) (Unaudited)
	Moscow CableCom	Moscow Broadband	COMCOR-TV	Eliminations	Pro Forma Adjustments	Pro Forma Totals
	(Note A)	(Note A)	(Note A)	(Note E)	(Note F)
Sales and revenues:
Subscription fees	-	-	$ 1,781	-	-	$ 1,781
Connection fees and equipment sales	-	-	497	-	-	497
Other	-	-	131	-	-	131
	-	-	2,409	-	-	2,409
Cost of sales	-	-	3,500	-	-	3,500

Gross margin	-	-	(1,091)	-	-	(1,091)
General and administrative expenses	2,129	245	2,238	-	-	4,612

Operating loss	(2,129)	(245)	(3,329)	-	-	(5,703)

Investment income and other income	1,418	13	-	(9)	-	1,422
Interest expense	(184)	-	(9)	(9)	-	(202)
Foreign exchange loss	-	-	(57)	-	-	(57)
Other non-operating items, net			(3)			(3)
Income before equity in losses of unconsolidated subsidiary and income taxes	(895)	(232)	(3,398)	(18)	-	(4,543)
Equity in losses of Moscow Broadband	(488)	-	-	488	-	-
Equity in losses of COMCOR-TV	-	(1,720)	-	1,720	-	-
Equity in losses of IAS (Note 1)	-	-	(251)	-	(11)	(262)
Loss before income taxes	(1,383)	(1,952)	(3,649)	2,190	(11)	(4,805)
Income tax (benefit)	72	-	(209)	-	-	(137)
Net loss	(1,455)	(1,952)	(3,440)	2,190	(11)	(4,668)
Preferred dividends	(212)	-	-	-	-	(212)
(Loss) applicable to common shareholders	$ (1,667)	$ (1,952)	$ (3,440)	$ 2,190	$ (11)	$ (4,880)
Loss per Common Share - Basic and Diluted:	(0.80)					$ (0.57)
Weighted average shares outstanding - basic and diluted (Note H)	2,100	2,250	4,255			8,605

Moscow CableCom Corp. Pro Forma Consolidated Condensed Statement of Operations For the Year Ended February 28, 2003 (In thousands, except per share data) (Unaudited)
	Moscow CableCom	Moscow Broadband	COMCOR-TV	Eliminations	Pro Forma Adjustments	Pro Forma Totals
	(Note A)	(Note A)	(Note A)	(Note F)	(Note F)
Sales and revenue:
Subscription fees	-	-	$ 1,365	-	-	$ 1,365
Connection fees and equipment sales	-	-	481	-	-	481
Other	-	-	95	-	-	95
	-	-	1,941	-	-	1,941
Cost of sales	-	-	3,691	-	-	3,691

Gross margin	-	-	(1,750)	-	-	(1,750)
General and administrative expenses	2,531	487	3,210	-	-	6,228

Operating loss	(2,531)	(487)	(4,960)	-	-	(7,978)

Investment income and other income	914	68	-	(27)	-	955
Interest expense	(256)	-	(27)	27	-	(256)
Foreign exchange loss	-	-	(56)	-	-	(56)
Loss before equity in losses of unconsolidated subsidiary and income taxes	(1,873)	(419)	(5,043)	-	-	(7,335)
Equity in losses of Moscow Broadband	(712)	-	-	712	-	-
Equity in losses of COMCOR-TV	-	(2,429)	-	2,429	-	-
Equity in losses of IAS (Note I)	-	-	(95)	-	(139)	(234)

Loss before income taxes	(2,585)	(2,848)	(5,138)	3,141	(139)	(7,569)
Income tax (benefit)	(535)	-	(283)	-	-	(818)

Net income from continuing operations	(2,050)	(2,848)	(4,855)	3,141	(139)	(6,751)
Minority interest	-	-	(3)	-	-	(3)
Net loss	(446)	(2,848)	(4,858)	3,141	(139)	(6,754)
Preferred dividends	(282)	-	-	-	-	(282)
(Loss) applicable to common shareholders	$ (728)	$ (2,848)	$ (4,858)	$ 3,141	$ (139)	$ (7,036)
Loss per Common Share - Basic and Diluted:
Net loss from continuing operations	$ (1.11)					$ (0.82)
Weighted average shares outstanding - basic and diluted (Note H)	2,097	2,250	4,255			8,602

Moscow CableCom Corp.
Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

A)      The historical balance sheet information is as of November 30, 2003 for Moscow CableCom Corp. (the "Company"), and as of September 30, 2003 for each of ABC Moscow Broadband Communication Ltd. ("MBC") and COMCOR-TV ("CCTV").  The historical statements of operations information for the Company are for the nine months ended November 30, 2003 and the year ended February 28, 2003.  The statements of operations information for each of MBC and CCTV are for the nine months ended September 30, 2003 and the year ended December 31, 2002.  Such information has been derived from the Company's Form 10-Q for the period ended November 30, 2003, its Form 10-K for the year ended February 28, 2003 and from information provided by MBC and CCTV.

B)       COMCOR Investment in CCTV.

Pursuant to the agreements pursuant to which the Company has acquired the outstanding equity of CCTV previously held by ZAO Moscow Telecommunications Corporation ("COMCOR"), COMCOR will make an additional capital contribution to CCTV of approximately $1,380,000 through the settlement of liabilities in exchange for Preferred Stock of CCTV, which in turn will be immediately exchanged for 220,879 shares of the Company's Common Stock.

C)       Investment in MBC.

Effective February 24, 2004, the Company issued 150 shares of its Common Stock for each of the 15,000 shares of MBC outstanding that had not been owned by the Company. Such stock has been valued at $4.21 per share (the approximate market value of the Company's Common Stock at the time the agreements with COMCOR were reached and disclosed) for total consideration of $9,473,000. As further described in Note G, the difference between the purchase price for this additional ownership in MBC and the reported value of the Company's current ownership in MBC over MBC's net assets has been allocated to MBC's investment in CCTV and further allocated to CCTV's assets and liabilities.

D)       Investment in CCTV.

  At the closing of the CCTV share acquisition on February 24, 2004, the Company issued 4,000,000 shares of its Common Stock in exchange for COMCOR's investment in CCTV.  In addition, the Company is committed to issuing an additional 220,879 shares of its Common Stock in exchange for the $1,380,000 investment to be acquired by COMCOR as discussed in Note B.  The pro forma financial statements reflect the Company's existing and committed investment in CCTV at the market value of the shares to be issued, which has been reflected at $4.21 per share, for an aggregate consideration of $17,770,000.  See note G for discussion of the allocation of the purchase price.
  Pursuant to a letter agreement entered into in May 2003, the Company agreed to settle approximately $276,000 of CCTV's liabilities through the payment of $138,000 in cash, which payment was made in June 2003, and through the issuance of 33,427 shares of the Company's Common Stock to settle the remaining $138,000, which was done as of the closing of each of the acquisition of the shares of CCTV from COMCOR and the acquisition of the MBC shares not previously owned by the Company.  These adjustments record the issuance of Common Stock as advances to CCTV which are eliminated in consolidation as explained in Note E and records the value of the stock issuance as the $138,000 value received in exchange for such issuance.  The Company has the right to contribute these receivables to CCTV's equity to partially satisfy further funding obligations to CCTV.
  The Company will be contingently liable for the issuance of up to 477,994 additional shares of its Common Stock to COMCOR by July 31, 2005 if it does not make up to $5,829,000 of additional equity contributions to CCTV.  If such shares are issued, based upon the market price assumptions utilized in the preparation of these pro forma financial statements, it would increase the consideration paid by approximately $2,012,000.

E)        Elimination Entries.

Intercompany receivables, advances and loans have been eliminated as follows (in thousands):

Moscow CableCom's purchases of CCTV liabilities as discussed in Note D	$ 276
MBC's advances and loans to CCTV, including accrued interest	828
Total	$ 1,104

  Intercompany interest between MBC and CCTV for the nine months ended September 30, 2003 and for the year ended December 31, 2002 in the amounts of $9,000 and $27,000, respectively, have been eliminated in the interim and latest fiscal year pro forma statements of operations.
  The Company's equity in the losses of MBC and MBC's equity in the losses of CCTV for each of the nine and twelve month periods presented have been eliminated in the pro forma statements of operations.

F)        Consolidating Entries.

Pro Forma Balance Sheet

         The excess of the book value of the net assets acquired in the CCTV and MBC Share Acquisitions has been reflected as a write-off of the goodwill on CCTV's balance sheet which relates to its July 2000 purchase of a 51% interest in Persey, a Moscow company that provides sales and related services to CCTV in addition to its broadcasting and publishing activities, and as a write-down of CCTV's licenses which were contributed by COMCOR in April 2000, and of the related deferred income tax liability.  See note G for detailed calculations.

Pro Forma Statement of Operations

         Pro forma adjustments have been reflected in the nine-month pro forma statement of operations to show an increased equity in the losses of IAS based upon the increased ownership as a result of MBC's approximately 1.8% ownership in IAS being added to CCTV's approximately 41.7% ownership.  For the twelve month pro forma statement of operations, the pro forma equity in IAS's results have been reflected for the entire period, as compared to the five month period during which CCTV utilized equity accounting.  The increase in the ownership of IAS as a result of the inclusion of MBC's ownership of IAS has been similarly reflected.

G)            Accounting for Issuance of Stock in MBC and CCTV Share Acquisitions.

                The pro forma financial information has been prepared based on valuing the consideration to be paid by the Company using an estimated market price of $4.21 per share for the Company's Common Stock, which represents the approximate market value of the stock immediately prior to and following the time at which the agreements to acquire CCTV were signed and announced in accordance with EIFT 99-12.  The following table outlines the elements of the accounting (in thousands):

Value of Common Stock to be issued to:
MBC shareholders	$ 9,473
COMCOR	17,770
Value of investment in MBC and CCTV	4,983

Total acquisition cost of CCTV/MBC	$ 32,226

Value of net assets acquired, and the allocation of purchase price (in thousands):

	CCTV Book Value	MBC Book Value	Adjustments (a)	Subtotal	Acquisition Accounting Entries (b)	Pro forma Totals

Current assets	$ 6,542	$ 1,132	$ -	$ 7,674	$ -	$ 7,674
Property, plant and equipment, net	14,583	-	-	14,583	-	14,583
Advances for construction and design	914	-	-	914	-	914
Intangible assets, net	7,053	-	-	7,053	-	7,053
Goodwill, net	59	-	-	59	102	161
Investment in IAS	6,040	48	-	6,088	-	6,088
Current liabilities	(3,957)	(40)	1,380	(2,617)	-	(2,617)
Long term liabilities	(1,630)	-	-	(1,630)	-	(1,630)

Net assets acquired	$ 29,604	$ 1,140	$ 1,380	$ 32,124	$ 102	$ 32,226

(a)     Represents liabilities of CCTV owed to COMCOR to be settled as part of the exchange of COMCOR's equity interest in CCTV for 4,220,879 shares of the Company's common stock.

(b)     Represents the write-off of $59,000 of goodwill recorded by CCTV in connection with its acquisition of Persey in 2000, and the recognition of $161,000 as the excess of purchase price for the fair value of net assets acquired.

The above pro forma presentation of the allocation of the purchase price represents the Company's best estimate at the date of this filing.  The Company has retained an independent firm to appraise the value of CCTV's assets and liabilities to assist in the final determination of the estimated fair value of the assets acquired and the liabilities assumed which, in turn, will serve as the basis for the allocation of the purchase price in accordance with SFAS 141.

The Company has estimated that CCTV's reported values of its cash, accounts receivable, taxes recoverable and prepaid expenses represent the present value of amounts to be received, and CCTV's  reported values of its inventory represents the value of the estimated selling prices less the sum of the costs of disposal and a reasonable profit allowance.  The Company has further estimated that CCTV's recorded value for its property, plant and equipment represents fair value, as approximately 85% of such assets were acquired by or contributed to CCTV within one year of the balance sheet date, and accordingly, the recorded values approximate current replacement cost.  CCTV's reported values for its construction in process has been considered by the Company to approximate fair value due to the recent nature of the contracts entered into with the subcontractors who are performing the construction activities.  CCTV's reported value for its investment in IAS has been assessed by the Company as reflecting fair value based upon the values accorded this asset in the Company's negotiations with COMCOR.

In the allocation of the purchase price, the Company has accorded no value to the goodwill which CCTV recorded relating to its acquisition of a 51% interest in Persey, due to the limited nature of Persey's operations and the lack of profits generated from such operations.

CCTV's recorded value of its intangible assets represents the recorded value of CCTV's licenses to conduct its business and has not been adjusted in the accompanying pro forma financial statements.

The recorded value of CCTV's accounts payable and accrued liabilities has been considered to approximate fair value based upon an assessment that such amounts represent the present value of the amounts to be paid.

As noted previously, all these estimates are subject to adjustment based upon the results of an independent appraisal of CCTV's assets and liabilities.

The excess of the purchase price over cost has been allocated as follows:

Goodwill associated with CCTV's acquisition of Persey in 2000	$ (59)
Goodwill associated with CCTV	161
$ 102

H)            Pro forma weighted average shares outstanding.

Pro forma weighted average shares outstanding as a result of the proposed transactions are as follows (in thousands):

	Nine Months Ended November 30, 2003	Year Ended February 28, 2003
Weighted average shares outstanding
Actual	2,100	2,099
Pro forma adjustments:
Issuance of shares to MBC stockholders	2,250	2,250
Issuance of shares to COMCOR, including shares to be issued	4,221	4,221
Issuance of shares to satisfy CCTV obligation	34	34
Total pro forma weighted average shares outstanding	8,605	8,604

I)             Institute for Automated Systems.

On a pro forma basis, the Company will own approximately 43.5% of the outstanding stock of Institute for Automated System (IAS), a Russian telecommunications company that has a data communication network in Russia.  The following presents the summarized financial condition of IAS as of September 30, 2003, and the results of its operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 (in thousands):

Balance Sheet	September 30, 2003
Current assets	$ 1,688
Non current assets	8,761

Total assets	$ 10,449

Current liabilities	$ 1,806
Non current liabilities	1,087

Total liabilities	2,893

Shareholders' equity	7,555
$ 10,449

Statement of Operations	Nine Months Ended September 30, 2003	Year Ended December 31, 2002

Revenues	$ 4,039	$ 4,607
Cost of revenues	(3,067)	(3,133)
Operating expenses	(1,449)	(2,139)

Loss from operations	(478)	(665)
Non operating income	(133)	144
Income tax expense	(17)	(17)

Net loss	$ (628)	$ (538)

In connection with the acquisition of CCTV, the Company entered into an agreement with COMCOR pursuant to which COMCOR will acquire an approximately 72.5% equity interest in IAS for approximately $1,900,000, which will thereby dilute the Company's interest to approximately 12.0%.  This agreement also provides for COMCOR to sell that number of shares of IAS to CCTV for a purchase price to be mutually agreed to re-establish the Company's ownership of IAS at approximately 43%.

(c)      Exhibits

3.1(a)                      Certificate of Amendment to Certificate of Incorporation filed October 27, 2003.*

3.1(b)                      Certificate of Amendment to Certificate of Incorporation filed November 4, 2003.*

3.1(c)                      Certificate of Amendment to Certificate of Incorporation filed February 24, 2004.*

99.1                         Press Release dated February 24, 2004.*

99.2                         Voting Agreement by and among Moskovskaya Telekommunikatsionnaya Corporatsiya, Oliver Grace. Jr. and Francis E. Baker
                                dated as of February 24, 2004.*

99.3                         Letter Agreement between the Company and Moskovskaya Telekommunikatsionnaya Corporatsiya dated February 23, 2004.*

* Incorporated by reference to the correspondingly number exhibit to the Company's current report on Form 8-K filed February 27, 2004 (Commission File 0-1460).

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Andersen Group, Inc.
(Registrant)

Date: May 10, 2004	/s/ Andrew M. O'Shea
Andrew M. O'Shea
Chief Financial Officer